Exhibit (h)(63) under Form N-1A

Exhibit 10 under Item 601/Reg. S-K

EXHIBIT A

to

Mutual Fund Services Agreement

List of Portfolios

Portfolio Name	Share Class(es), if applicable
Huntington Dividend Capture Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Tax-Free Money Fund	Class A Shares, Institutional Shares

Huntington Growth Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Income Equity Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Intermediate Government Income Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington International Equity Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Macro 100 Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Mid Corp America Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Money Market Fund	Class A Shares, Class B Shares, Institutional Shares, Interfund Shares

Huntington Mortgage Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington New Economy Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Ohio Municipal Money Market Fund	Class A Shares, Institutional Shares

Huntington Ohio Tax-Free Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Real Strategies Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Rotating Markets Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Institutional Shares

Huntington Situs Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Technical Opportunities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares

Huntington Balanced Allocation Fund	Class A Shares

Huntington Conservative Allocation Fund	Class A Shares

Huntington Growth Allocation Fund	Class A Shares

Huntington Global Select Markets Fund	Class A Shares, Institutional Shares

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

This Exhibit A, amended and restated as of December 28, 2009, is hereby incorporated and made part of the Mutual Fund Services Agreement for Fund Sub-Administration Services, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.

Unified Fund Services, Inc.	04/01/2009	The Huntington Funds - 1

Witness the due execution hereof this 28th day of December, 2009.

THE HUNTINGTON NATIONAL BANK

By:	/s/ Ron Corn	Date December 28, 2009
Print Name:	Ron Corn
Title:	Legal and Compliance Officer

Attest:	/s/ Alicia Griffin Powell

UNIFIED FUND SERVICES, INC.

By:	/s/ Melissa K. Gallagher	Date December 28, 2009
Print Name:	Melissa K. Gallagher
Title:	Sr. Vice President

By:	/s/ John C. Swhear	Date December 28, 2009
Print Name:	John C. Swhear
Title:	Vice President

Attest:	/s/ Anna Maria Spurgin

Unified Fund Services, Inc.	04/01/2009	The Huntington Funds - 2